Exhibit T3B.62

MODIFICATION NO. ONE TO
OPERATING AGREEMENT
OF
SOUTHPARK MALL, LLC

THIS MODIFICATION NO. ONE TO OPERATING AGREEMENT is made and entered into to be effective as of the 10th day of May, 2012, by Seacoast Shopping Center Limited Partnership, a New Hampshire partnership (herein referred to as the “Member”).

W I T N E S S E T H:

WHEREAS, Southpark Mall, LLC (the “Company”) is governed by that certain Operating Agreement dated September 5, 2003 (the “Agreement”); and

WHEREAS, the Company owns that certain shopping center located in Colonial Heights, Virginia and known as “Southpark Mall” (“Southpark Mall”) as set forth on Exhibit “A” of the Agreement; and’

WHEREAS, in connection with the financing of Southpark Mall with JPMorgan Chase Bank, National Association, the Company has contributed Southpark Mall to Southpark Mall CMBS, LLC, a Delaware limited liability company (“Southpark Mall CMBS”), in exchange for one hundred percent (100%) membership interest in Southpark Mall CMBS; and

WHEREAS, the Member desires to modify the Agreement to memorialize the change in the assets owned by the Company as set forth on Exhibit “A” thereto as a result of the above-referenced contribution of Southpark Mall to Southpark Mall CMBS.

NOW, THEREFORE, the Member hereby modifies the Agreement as follows:

1.            Property. The definition of “Property” in Section 1.1 of the Agreement is hereby deleted in its entirety and replaced with the following definition:

“’Property” means the assets owned by the Company and described in Exhibit “A” attached hereto.

2.                    Exhibit “A”.  Exhibit “A” attached hereto is hereby substituted in lieu of Exhibit “A” attached to the Agreement.

3.                    Except as herein modified, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, this Modification No. One to Operating Agreement is executed effective as of the date first set forth above.

MEMBER:

By:	Seacoast Shopping Center Limited Partnership

By:	CBL & Associates Limited Partnership
its general partner

CBL Holdings I, Inc.,
its sole general partner

By:
Name:	Jellery V.Curry
Title:	Chief Legal Officer

Legal

EXHIBIT “A”
TO
MODIFICATION NO. ONE TO
OPERATING AGREEMENT
OF
SOUTHPARK MALL, LLC

A 100% membership interest in Southpark Mall CMBS, LLC, a Delaware limited liability company.